SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                October 30, 1998
                                ----------------


                               CENTENNIAL BANCORP
             (Exact name of registrant as specified in its charter)


                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     0-10489
                              (Commission File No.)


                                   93-0792841
                        (IRS Employer Identification No.)




          675 Oak Street
          Eugene,  Oregon                                       97401
(Address of principal executive offices)                      (Zip Code)



               Registrant's telephone number, including area code:

                                 (541) 342-3970



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Item 4.  Changes in Registrant's Certifying Accountant

(a) Effective October 30, 1998, Centennial Bancorp ("Bancorp") dismissed its prior independent accountant, PricewaterhouseCoopers LLP ("PWC"). The decision to change accountants was approved by Bancorp's Board of Directors.

         PWC's reports on Bancorp's financial statements for the last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the audits for the last two fiscal years and through the subsequent interim periods to the date hereof, there were no disagreements between Bancorp and PWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         Bancorp has requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed as
         Exhibit 16 to this Form 8-K.

(b) Effective October 30, 1998, Bancorp engaged Symonds, Evans & Larson, P.C. as its principal accountant. During the last two fiscal years and the subsequent interim period to the date hereof, Bancorp did not consult Symonds, Evans & Larson, P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.   Financial Statements and Exhibits

(c)      Exhibits

         (16) Letter dated November 5, 1998 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CENTENNIAL BANCORP
                                                  (Registrant)



Date: November 5, 1998                       By:  /s/ Michael J. Nysingh
                                                  ----------------------
                                                  Michael J. Nysingh
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


16 Letter dated November 5, 1998 from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.